As filed with the Securities and Exchange Commission on May 21, 2002.

                                              Registration No. _______________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                                    ALMOST FAMILY, INC.
                    (Exact name of Company as specified in its charter)

Delaware                                               06-1153720
(State or other jurisdiction                          (I.R.S. Employee
of Incorporation or organization)                      Identification No.)

                        100 Mallard Creek Road, Suite 400
                           Louisville, Kentucky 40207
                     (Address of principal executive offices)
                            ---------------------

                   Almost Family, Inc. 2000 Stock Option Plan
                              (Full title of the plan)
                            ---------------------

William B. Yarmuth                                 Copy to:
President and Chief Executive Officer
Almost Family, Inc.                                James A. Giesel
100 Mallard Creek Road, Suite 400                  Frost Brown Todd LLC
Louisville, Kentucky 40207                         400 W. Market Street
(502) 899-5355                                     32nd Floor
(Name, address and telephone number,               Louisville,Kentucky
 Including area code, of agent for service)        40202-3363
                                                  (502) 589-5400

                          -----------------------

-------------------------------------------------------------------------------
                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
====================== ============== ============= =============== ===========
 Title of securities   Amount to be     Proposed      Proposed     Amount of
 To be registered       Registered      maximum       maximum      Registration
                                        offering      aggregate    fee
                                        price per     offering
                                        share         price
---------------------- -------------- ------------- --------------- -----------
   Common Stock,
 par value $.10 and       500,000
 associated rights(1)     Shares (2)     $9.70 (3)      $4,563,621       $420
---------------------- -------------- ------------- --------------- -----------

(1) The Company's Rights under the Stockholder Protection Rights Agreement dated February 1, 1999 initially are carried and traded with the shares of Common Stock of the Company being registered hereunder. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(2) Plus such additional shares as may become issuable by reason of the antidilution provisions of the Plan.

(3) Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457(h)(1), a proposed offering price of $9.70, the average of the high and low prices on May 15, 2002 as reported by the Nasdaq SmallCap Market System, was used with respect to the 430,993 ungranted shares. The average weighted exercise price of $5.55 with respect to the 69,007 shares subject to currently granted options was used.

                                     PART I

Item 1.  Plan Information.

         The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents have been incorporated by reference in this Registration Statement:

         (a)The Registrant's Annual Report on Form 10-K, as amended, for the nine months ended December 31, 2001;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c)The description of the Registrant's Common Stock, par value $0.10 per share, contained in the Registration Statement on Form 8-A filed to register the Common Stock of the Registrant, as amended, and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock thereby.

         All documents subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (DGCL) permits a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions except that no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court deems proper. To the extent such person has been successful on the merits or claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Corporations, under certain circumstances, may pay expenses incurred by an officer or director in advance of the final disposition of an action for which indemnification may be permitted or required. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 further provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

         Article 9 of the Company's Amended and Restated By-Laws provides:

            9.1   Right to Indemnification.

            (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

            (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections
            (a) and (b), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            9.2   Procedure for Indemnification.

                  Any indemnification under Subsections (a) and (b) (unless
            ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Subsections (a) and (b). Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockbrokers.

            9.3   Advances for Expenses.

                  Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount. Such director, officer, employee or agent shall not repay the amount if it shall be ultimately determined that such person is entitled to be indemnified by this section.

            9.4   Other Rights; Continuation of Right to Indemnification.

                  The indemnification provided by this section shall not be
            deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such officer, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. For purposes of this section, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 9 with respect to the resulting or surviving corporation, as such person would if such person had served the resulting or surviving corporation in the same capacity.

            9.5   Insurance.

                  The Corporation is authorized, according to the discretion of the Board of Directors, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation must indemnify such person against such liability under the provisions of this section.


         The Company maintains liability insurance coverage for its officers and directors which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers with respect to actions arising out of the performance of such officer's or director's duty in his or her capacity as such.

Item 8.  Exhibits.

         Exhibit No.          Description of Exhibit

         4.1..................Almost Family, Inc. Amended and Restated 2000
                              Stock Option Plan.*

         4.2..................Stockholder Protection Rights Agreement dated
                              February 1,1999, between the Registrant and Reliance Trust Company.Incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated February 1, 1999.

         4.3 Certificate of Incorporation, as amended, of the Registrant. Exhibit No. 3.1 of the Registrant's Annual Report on Form 10-K for the year ended March 31, 1997, is hereby incorporated by reference, along with the Agreement incorporated herein at Exhibit 4.2.

         4.4..................Amended and Restated Bylaws of the Registrant.
                              Incorporated by reference to Exhibit 3 of the Registrant's Current Report on Form 8-K dated February 1, 1999.

         5....................Opinion of Frost Brown Todd LLC *

         23.1.................Consent of Arthur Andersen LLP *

         23.2.................Consent of Frost Brown Todd LLC (contained in their opinion filed as Exhibit 5)

         24...................Powers of Attorney (included on the signature page of this Registration Statement) *

         99 Management's letter to the Securities and Exchange Commission concerning Arthur Andersen LLP. *

         *....................Filed herewith.

Item 9.  Undertakings.

         A. The undersigned Registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                iii.To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    Provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Amended and Restated Articles of Incorporation, as amended, and the Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Kentucky on this 21st day of May, 2002.



                                          By:   /s/ William B. Yarmuth
                                                ------------------------------
                                                William B. Yarmuth
                                                Chairman of the Board, President
                                                and Chief Executive Officer
                                               (Principal Executive Officer)


                                POWER OF ATTORNEY

      Know All Men By These Presents, that each person whose signature appears below constitutes and appoints William B. Yarmuth and C. Steven Guenthner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutions, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                       Date

                           Chairman of the Board, President      May 21, 2002
/s/William B. Yarmuth         and Chief Executive Officer
---------------------      (Principal Executive Officer)
William B. Yarmuth


/s/ C. Steven Guenthner     Senior Vice President and Chief      May 21, 2002
-----------------------     Financial Officer (Chief Financial
C. Steven Guenthner          and Accounting Officer)f




/s/ Steven B. Bing                     Director                  May 21, 2002
------------------
Steven B. Bing


/s/ Donald G. McClinton                Director                  May 21, 2002
-----------------------
Donald G. McClinton


/s/ Tyree G. Wilburn                   Director                  May 21, 2002
--------------------
Tyree G. Wilburn


/s/ Jonathan Goldberg                  Director                  May 21, 2002
---------------------
Jonathan Goldberg


/s/ Wayne T. Smith                     Director                  May 21, 2002
------------------
Wayne T. Smith


/s/ W. Earl Reed III                   Director                  May 21, 2002
--------------------
W. Earl Reed III

                                    - 12 -
                                  EXHIBIT INDEX



Exhibit Number                            Description of Exhibit

         4.1..................Almost Family, Inc. Amended and Restated 2000
                              Stock Option Plan.*

         4.2..................Stockholder Protection Rights Agreement dated
                              February 1, 1999, between the Registrant and
                              Reliance Trust Company. Incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated February 1, 1999.

         4.3 Certificate of Incorporation, as amended, of the Registrant. Exhibit No. 3.1 of the Registrant's Annual Report on Form 10-K for the year ended March 31, 1997, is hereby incorporated by reference, along with the Agreement incorporated herein at Exhibit 4.2.

         4.4..................Amended and Restated Bylaws of the Registrant.
                              Incorporated by reference to Exhibit 3 of the Registrant's Current Report on Form 8-K dated February 1, 1999.

         5....................Opinion of Frost Brown Todd LLC *

         23.1.................Consent of Arthur Andersen LLP *

         23.2.................Consent of Frost Brown Todd LLC (contained in their opinion filed as Exhibit 5)

         24...................Powers of Attorney (included on the signature page of this Registration Statement) *

         99 Management's letter to the Securities and Exchange Commission concerning Arthur Andersen LLP. *

         *....................Filed herewith.

                                                                   EXHIBIT 4.1

                               ALMOST FAMILY, INC.
                              AMENDED AND RESTATED
                                      2000
                                STOCK OPTION PLAN


      Almost Family, Inc. (the "Company") hereby amends and restates its 2000 Stock Option Plan (the "Plan").


                              Section 1 -- PURPOSE

      The Company adopted the Plan to, among other things, (a) increase the profitability and growth of the Company; (b) provide competitive compensation while obtaining the benefits of tax deferral; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate key employees to contribute to the Company's success. The Company now amends and restates the Plan to allow options to be issued to non-employee directors.


                            Section 2 -- DEFINITIONS

      For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

      2.1..."Board" shall mean the Board of Directors of the Company.

      2.2..."Change of Control" of the Company shall mean (i) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of Stock, by contract or otherwise, or (ii) the acquisition, directly or indirectly, of the power to vote more than 25% of the outstanding Stock, by any person or by two or more persons acting together, except an acquisition from the Company or an acquisition by the Company, the Company's management, or by a Company sponsored employee benefit plan, or (iii) the business of the Company is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise. For purposes of this Section 2.2, the term "person" means a natural person, corporation, limited liability company, partnership, joint venture, trust, government or instrumentality of the government, and customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of the Stock or any other class of common stock of the Company shall be disregarded.

      2.3..."Chairman" shall mean the Chairman of the Committee.

      2.4..."Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

      2.5..."Committee" shall mean the Compensation Committee appointed by the Board from time to time pursuant to Section 4.1, which shall administer the Plan. In the event of any Committee action with regard to Options held by or an Option grant to a member of the Committee, that member shall abstain from such action.

      2.6..."Director" means a voting member of the Board, excluding any person who serves solely in an advisory capacity or as a director emeritus.

      2.7..."Disability" shall mean a permanent disability within the meaning of
Section 22(e) of the Code.

      2.8 "Eligible Person" means a Non-Employee Director or Employee who is eligible to be granted an Option under the Plan.

      2.9 "Employee" shall mean an employee of the Company or any of its Subsidiaries who has been designated by the Committee, under the criteria in
Section 5, as eligible to participate in the Plan.

      2.10 "Fair Market Value" shall mean, as of any date, the fair market value of Stock determined as follows:

             (i) If the Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange, or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

            (ii) In the absence of an established market for the Stock, the Fair Market Value thereof shall be the price which the Committee, acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

      2.11 "Incentive Stock Option" shall mean an option to purchase Stock granted under Section 6 of the Plan which is designated by the Committee as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

      2.12 "Named Executive" means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (the "Exchange Act").

      2.13 "Non-Employee Director" means a Director who is not a current or former employee or officer of the Company or a Subsidiary and who does not receive any remuneration from the Company or any Subsidiary for service to the Company or a Subsidiary in any capacity other than as a Director.

      2.14 "Nonqualified Stock Option" shall mean an option to purchase Stock granted under Section 6 of the Plan which is not intended to be an Incentive Stock Option.

      2.15 "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

      2.16 "Option Period" shall mean the period from the date of the grant of an Option to the date when the period for exercise of an Option expires as stated in the terms of the Stock Option Agreement.

      2.17 "Optionee" shall mean a Non-Employee Director or Employee who has been granted an Option to purchase shares of Stock under the provisions of the Plan.

      2.18  "Plan" shall mean this Almost Family, Inc. 2000 Stock Option Plan.

      2.19 "Reporting Person" means an Officer, Director, or greater than 10% stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

      2.20 "Retirement" shall mean Termination of Employment with the Company or any of its Subsidiaries after attaining age 65 (or earlier with the Company's or the Subsidiary's consent).

      2.21 "Stock" shall mean the Company's voting common stock of $0.10 par value per share.

      2.22 "Stock Option Agreement" shall mean an agreement between an Optionee and the Company covering the specific terms and conditions of an Option.

      2.23 "Subsidiary" or "Subsidiaries" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424(f) of the Code.

      2.24  "Termination" shall mean:

            (a) "Termination of Employment," which shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Company or any of its Subsidiaries. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or a Subsidiary and the Employee; and

            (b) "Termination of Service," which shall be deemed to have occurred at the close of business on the last day on which a Director serves as a Director of the Company.


                     Section 3 -- STOCK SUBJECT TO THE PLAN

      3.1 Authorized Stock. Subject to adjustment as provided in this Section, the aggregate number of shares of Stock subject to an Option under the Plan shall be 500,000 shares of Stock. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or shares acquired from shareholders upon such terms as the Board deems appropriate for reserve in connection with exercises hereunder.

      3.2 Effect of Expirations. If any Option granted under the Plan expires or terminates without exercise, the Stock no longer subject to such Option shall be available to be re-awarded under the Plan.

      3.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration", an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of shares subject to outstanding Options; provided that the number of shares subject to any Option shall always be a whole number. If any adjustment under this Section would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h) of the Code. If the Company shall at any time merge, consolidate with or into another corporation or association, or enter into a statutory share exchange or any other similar transaction in which shares of Stock are converted as a matter of law into securities and/or other property, except as provided in Section 9.8, each Optionee will thereafter receive, upon the exercise of an Option, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option would have been entitled if such Option had been exercised immediately prior to such merger, consolidation, or share exchange and the Company shall take such steps in connection with such merger, consolidation or share exchange as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.


                           Section 4 -- ADMINISTRATION

      4.1 Committee Governance. This Plan shall be administered by the Committee which shall consist of three or more Non-Employee Directors appointed by the Board, and in a manner that shall permit Options to qualify for the exemption set forth in Rule 16b-3 under the Exchange Act and as performance-based compensation under Section 162(m) of the Code. The number of members of the Committee shall be determined by the Board. The Board shall add or remove members from the Committee as it sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business, as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

      4.2 Committee to Interpret Plan. Subject to the express terms and conditions of the Plan, the Committee shall have sole power (i) to construe and interpret the Plan; (ii) to establish, amend or waive rules for its administration; (iii) to determine and accelerate the exercisability of any Option; (iv) to correct inconsistencies in the Plan or in any Stock Option Agreement, or any other instrument relating to an Option; and (v) subject to the provisions of Section 8, to amend the terms and conditions of any outstanding Option, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Board or the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, adversely affect the rights of such person or persons.

      4.3 Exculpation. No member of the Board or the Committee shall be liable for actions or determinations made in good faith with respect to the Plan, or for awards under it.

      4.4 Selection of Optionees. The Committee shall have the authority to grant Options from time to time to such Eligible Persons as may be selected by it in its sole discretion.

      4.5 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan, including factual interpretations, shall be final, conclusive and binding on all persons, including the Company, its shareholders, Eligible Persons, Optionees and their estates and beneficiaries.

      4.6 Administration With Respect to Reporting Persons. With respect to Options granted to Reporting Persons and Named Executives, the Plan shall be administered so as to permit such Options to qualify for the exemption set forth in Rule 16b-3 and to qualify as performance-based compensation under Section 162(m) of the Code.

      4.7 Stock Option Agreements. Each Option granted to an Eligible Person under Section 6 of the Plan shall be evidenced by a Stock Option Agreement which shall be signed by the Chief Executive Officer or Secretary of the Company, as authorized by the Committee and by the Optionee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Stock Option Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreements as amended or supplemented, as well as the terms of the original Stock Option Agreement, are not inconsistent with the provisions of the Plan. An Eligible Person who receives an Option under the Plan shall not, with respect to the Option, be deemed to have become an Optionee, or to have any rights with respect to the Option, unless and until the Eligible Person has executed a Stock Option Agreement or other instrument evidencing the Option and shall have delivered an executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of the Option. The Committee may condition any Option grant upon the agreement by the Eligible Person to such confidentiality, non-competition and non-solicitation covenants as the Committee deems appropriate.


      4.8   Limitations on Options.
            ----------------------

      (a) Subject to adjustment as provided in Section 3.3, the maximum number of shares of Stock that may be issued pursuant to Options under the Plan to any one Eligible Person during any one fiscal year of the Company shall not exceed 200,000 shares (as adjusted under Section 3.3). Such limit shall not be adjusted to restore shares of Stock with respect to which the related Option is terminated, surrendered or cancelled.

       (b) No part an Option may be exercised to the extent the exercise would cause the Optionee to have compensation from the Company and its affiliated companies for any year in excess of $1 million and which is nondeductible by the Company and its affiliated companies pursuant to Code
Section 162(m). Any portion of an Option not exercisable because of this limitation shall continue to be exercisable in any subsequent year in which the exercise would not cause the loss of the Company's or its affiliated companies' compensation tax deduction, provided such exercise occurs before lapse of the Option, and otherwise complies with the terms and conditions of the Plan and Stock Option Agreement. Notwithstanding the foregoing, the Board may waive application of this Section 4.8 to any Optionee in its discretion.


                            Section 5 -- ELIGIBILITY

      Non-Employee Directors and Employees of the Company and any of its Subsidiaries who are expected to contribute substantially to the growth and profitability of the Company and its Subsidiaries are eligible for selection by the Committee under Section 4.4 to receive Options.


                          Section 6 -- GRANT OF OPTIONS

      6.1 Grant. Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan. If an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Stock Option, and governed by Section 83 of the Code. All Options granted under the Plan shall be evidenced by a Stock Option Agreement in such form as the Committee may from time to time approve. All Options granted to Non-Employee Directors pursuant to this Section 6 are Nonqualified Stock Options and are governed by Section 83 of the Code. All Options are subject to the terms and conditions of this Section 6 and such additional terms and conditions contained in the Stock Option Agreement, which need not be the same in each case (but not inconsistent with the provisions of the Plan) as the Committee finds desirable.

      6.2 Option Price. The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the date the Option is granted. An Incentive Stock Option granted to any person who, at the time the Option is granted, owns or is deemed to own within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option.

      6.3 Option Period. The Option Period shall be determined by the Committee, and unless otherwise specifically provided in the Stock Option Agreement, no Option shall be exercisable later than ten years from the date of grant. Notwithstanding the foregoing, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time an Incentive Stock Option is granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, such Incentive Stock Option shall not be exercisable later than five years from the date of grant. Options may expire prior to the end of the Option Period due to the Optionee's Termination, as provided in Section 7, or in accordance with any provision of the Stock Option Agreement. No Option may be exercised at any time unless such Option is valid and outstanding as provided in this Plan.

      6.4 Limitation on Amount of Incentive Stock Options. The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Optionee's Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company, any Subsidiary or any parent corporation) shall not exceed $100,000. Options or portions of Options exercisable as a result of acceleration under Section 9.8 in excess of the $100,000 limit described herein shall be treated as a Nonqualified Stock Option for tax purposes.

      6.5 Nontransferability of Options. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the Optionee's lifetime, only by the Optionee.


                        SECTION 7 -- EXERCISE OF OPTIONS

      7.1 Exercise. An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting an Option to an Eligible Person or as otherwise provided in this
Section 7.

      7.2 Method of Exercise. To exercise an Option, the Optionee or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Committee, specifying the number of full shares of Stock to be purchased. Such notice shall be accompanied by payment in full in cash for the Stock being purchased plus, in the case of Nonqualified Stock Options, any required withholding tax as provided in Section 10. If permitted by the Committee, in its sole discretion, payment in full or in part may be made in the form of Stock owned by the Optionee for at least 6 months (based on the Fair Market Value of the Stock on the date the Option is exercised) evidenced by negotiable Stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse, or by any combination of cash or shares of Stock. No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 7.2.

      7.3 Termination. After an Eligible Person's Termination, an Option may be exercised, subject to adjustment as provided in Section 3.3 or 9.8, only with respect to the number of shares of Stock which the Eligible Person could have acquired by an exercise of the Option immediately before the Termination but in no event after the expiration date of the Option as specified in the applicable Stock Option Agreement. Except to the extent shorter or longer periods are provided in the Stock Option Agreement by the Committee, an Employee's right to exercise an Option shall terminate:

            (a) At the expiration of three months (Incentive Stock Options) or one year (Nonqualified Stock Options) after the Employee's Retirement; provided, however, if an Incentive Stock Option is not exercised after three months, it will remain exercisable until one year following the Employee's Retirement and be treated as a Nonqualified Stock Option for purposes of the Plan when it is exercised; or

            (b) At the expiration of one year in the event of Disability of the Employee; or

            (c) At the expiration of one year after the Employee's death if the Employee's Termination occurs by reason of death; any Option exercised under this subparagraph (iii) may be exercised in full by the legal representative of the estate of the Employee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance; or

            (d) No later than three months after the Employee's Termination of Employment for any reason other than Retirement, Disability or death.

      A Non-Employee Director's right to exercise an Option will expire one year after the Non-Employee Director's Termination of Service, unless the Committee provides for a shorter or longer period in the Stock Option Agreement.


                     Section 8 -- AMENDMENTS AND TERMINATION

      8.1 Amendments and Termination. The Committee may terminate, suspend, amend or alter the Plan, but no action of the Committee may:

            (a) Impair or adversely affect the rights of an Optionee under an Option, without the Optionee's consent; or,

            (b)   Without the approval of the shareholders:

                  (i) Increase the total amount of Stock which may be delivered under the Plan pursuant to Incentive Stock Options or the limit in Section 4.8 on grants to individual Eligible Persons, except as is provided in
                        Section 3 of the Plan;

                  (ii) Decrease the option price of any Incentive Stock Option to less than the option price on the date the Option was granted;

                  (iii) Extend the maximum Option Period, or

                  (iv) Extend the period during which Incentive Stock Options may be granted, as specified in Section 12.

      8.2 Conditions on Options. In granting an Option, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Option is subject to the surrender for cancellation of any or all outstanding Options held by the Optionee. Any new Option made under this section may contain such terms and conditions as the Committee may determine, including an exercise price that is lower than that of any surrendered Option.

      8.3 Selective Amendments. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Optionees.

                         Section 9 -- GENERAL PROVISIONS

      9.1 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to an Optionee, any rights that are greater than those of a general creditor of the Company.

      9.2 Transfers, Leaves of Absence and Other Changes in Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Company or a Subsidiary, for military service or sickness, or for any other purpose approved by the Company or a Subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Company, shall not be deemed a Termination of Employment. The Committee, in its sole discretion subject to the terms of the Stock Option Agreement, shall determine the disposition of all Options made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

      9.3 Restrictions on Distribution of Stock. No shares shall be issued or transferred pursuant to an Option unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of applicable securities and other laws and the requirements of any stock exchange upon which the Company's shares may then be listed.

      9.4 Assignment Prohibited. Subject to the provisions of the Plan and the Stock Option Agreement, no Option shall be assigned, transferred, pledged or otherwise encumbered by the Optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable, during the Optionee's lifetime, only by the Optionee. Options shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Option contrary to the provisions of the Plan, or the levy of any process upon an Option, shall be null, void and without effect.

      9.5 Other Compensation Plans. Nothing contained in the Plan shall prevent the Company from adopting other compensation arrangements.

      9.6 Limitation of Authority. No person shall at any time have any right to receive an Option hereunder and no person shall have authority to enter into an agreement on behalf of the Company for the granting of an Option or to make any representation or warranty with respect thereto, except as granted by the Board or the Committee. Optionees shall have no rights in respect to any Option except as set forth in the Plan and the applicable Stock Option Agreement.

      9.7 No Right to Employment or Directorship. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Stock Option Agreement, or any provision of the Plan, shall be construed as giving to any person the right to be retained as an Employee or Director of the Company or any Subsidiary.

      9.8 Change of Control. If granted by the Committee in the Stock Option Agreement, in the event of a Change of Control, Options granted under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and any such Option shall remain exercisable in full thereafter until it expires pursuant to its terms. In the event of a Change of Control, each outstanding Option may be assumed or an equivalent option or right shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. If such successor corporation does not agree to assume the outstanding Options or to substitute equivalent options or rights, then each Option, at the direction and discretion of the Committee:

            (i) may (subject to such conditions, if any, as the Committee deems appropriate under the circumstances) be cancelled unilaterally by the Company in exchange for (a) a transfer to such Optionee of the number of whole shares of Stock, if any, equal in Fair Market Value to the then-difference between the exercise price of the Option and the Fair Market Value of the Stock issuable upon the Option's exercise, or (b) a cash payment equal in to the then-difference between the exercise price of the Option and the Fair Market Value of the Stock issuable upon the Option's exercise.

            (ii) may be cancelled unilaterally by the Company if the exercise price equals or exceeds the Fair Market Value of a share of Stock on a date set by the Board.

      9.9 Option Period. No Option granted under the Plan shall be exercisable or payable more than 10 years from the date of grant.

      9.10 Not a Shareholder. The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a shareholder of the Company with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

      9.11 Headings. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

      9.12 Governing Law. The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Commonwealth of Kentucky.


                               Section 10 -- TAXES

      10.1 Tax Withholding. All Optionees shall make arrangements satisfactory to the Committee to pay to the Company, at the time of exercise in the case of a Nonqualified Stock Option, any federal, state or local taxes required to be withheld with respect to such shares. If such Optionee shall fail to make such tax payments as are required, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

      10.2 Share Withholding. If permitted by the Committee, the tax withholding obligation may be satisfied by the Company retaining shares of Stock with a Fair Market Value (determined on the date the amount required to be withheld is determined (the "Tax Date")) equal to the minimum amount required to be withheld. Any Stock so withheld will not be counted against the number of shares available for issuance under Section 3.1 of the Plan. Any surrender by a Reporting Person of previously owned Stock to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3. All elections by an Optionee to have Stock withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

            (i)   the election must be made on or prior to the applicable Tax
                  Date;

            (ii) once made, the election shall be irrevocable as to the Option or portion of an Option as to which the election is made; and

            (iii) all elections shall be subject to the consent or disapproval of the Committee.


                      Section 11 -- EFFECTIVE DATE OF PLAN

      The Plan was effective September 29, 2000 (the "Original Effective Date") and this amendment and restatement shall be effective on the date (the "Effective Date") when the Committee adopts it.



                           Section 12 -- TERM OF PLAN

      Unless terminated earlier by the Committee, no Option shall be granted under the Plan more than ten years after the Original Effective Date as defined in Section 11.

                                                                    EXHIBIT 5
May 21, 2002

Almost Family, Inc.
100 Mallard Creek Road, Suite 400
Louisville, Kentucky 40207

      Re:   2000 Amended and Restated Stock Option Plan

Ladies and Gentlemen:

      We have acted as counsel to Almost Family, Inc. (the "Company") in connection with the registration of 500,000 shares (the "Shares") of the Company's common stock covered by the Form S-8 Registration Statement filed by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), to which this opinion is an exhibit, which Shares may be issued pursuant to the Company's Amended and Restated 2000 Stock Option Plan (the "Plan").

      As such counsel, we have examined originals, or copies certified to our satisfaction, of the Plan, the Company's Certificate of Incorporation and Bylaws, such agreements, documents, certificates and other statements of government officials and corporate officers and representatives, and other papers as we have deemed relevant and necessary as a basis for our opinion. In such examination we have assumed the genuineness of all documents submitted to us as originals and the conformity with the original document of documents submitted to us as copies. In addition, as to matters of fact only, we have relied; to the extent we deemed such reliance proper, upon certificates and other written statements of public officials and corporate officers of the Company.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance in accordance with the terms of the Plan, and when the Shares are issued, delivered and paid for, in accordance with the terms of the Plan, they will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement, including amendments thereto.

                                Very truly yours,


                                /s/ James A. Giesel
                                James A. Giesel, Member

                                                                EXHIBIT 23.1


                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 28, 2002 included in the Almost Family, Inc. Form 10-K for the year ended December 31, 2001, and to all references to our firm included in this registration statement.


May 21, 2002                                    /s/ Arthur Andersen, LLP
                                                ------------------------
Louisville, Kentucky                              Arthur Andersen, LLP

                                                                   EXHIBIT 99


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Re: Arthur Andersen LLP

Ladies and Gentlemen:

Our independent public accountant is Arthur Andersen LLP ("Andersen"). In connection with their audit of the consolidated financial statements of Almost Family, Inc. for the year ended December 31, 2001, Andersen has represented to us that its audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.


Almost Family, Inc.
(Registrant)


By: /s/ C. Steven Guenthner
C. Steven Guenthner
Senior Vice President & Chief Financial Officer

May 21, 2002